SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report: December 11, 2002




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





      Delaware                       1-12522                13-3714474
  (State or other jurisdiction   (Commission File No.)    (IRS Employer
     of incorporation)                                     Identification No.)




    707 Skokie Boulevard, Suite 600, Northbrook, Illinois   60062
        (Address of Principal Executive Offices)          (Zip Code)




     Registrant's telephone number, including area code: (847) 418-3804

ITEM 5.   OTHER EVENTS

     Alpha Hospitality Corporation (the "Company") announced today that it has entered into several agreements that will allow it to change the capital structure and ownership of the Company and that it has acquired from its current major shareholder, Bryanston Group, Inc. ("Bryanston"), a Georgia corporation, the voting membership and other assets owned by Bryanston in Catskill Development, LLC ("Catskill") . The Company's principal assets currently consist of ownership interests in Catskill, which owns a raceway in Monticello, New York and related development rights.

     The Company has entered into an agreement with Societe Generale (the "Bank") as holder of the Company's Series B Preferred Stock and a Note due July 2003, which had an outstanding balance of approximately $2,400,000. The agreement provides for the cancellation of such Preferred Stock and Note instruments and the issuance of a new Note under a restructuring agreement. The new Note calls for a specific amortization schedule through June 2003 with optional prepayment provisions providing for various discounts based on payment dates. This new Note, in the principal amount of $1,600,000 is a first priority senior obligation of the Company.

      The Company also announced an agreement with Bryanston and certain other affiliates regarding certain obligations due from and claims against the Company. The Company was indebted to Bryanston in the amount of $1,570,126. The Company also owed Stanley Tollman ("Tollman") $1,528,167 and Monty Hundley ("Hundley") $266,667 in deferred compensation. The parties have agreed to release the Company from all claims in exchange for distribution to them of equity in the Company in the form of shares in a special class of the Company's preferred stock having a total aggregate liquidation amount of $3,364,960. This special class of preferred stock is non-voting and non-convertible, has no fixed date of redemption or liquidation, and provides for cumulative dividends at 8% per annum. Dividends to holders of the Company's common stock and other uses of the Company's net cash flow are subject to priorities for the benefit of the preferred stock. The preferred shares are subject to redemption at the option of the Company at any time at a price equal to their liquidation value plus accrued dividends to the date of redemption.

      Included in the agreement with Bryanston is the acquisition of Bryanston's interests in Catskill Development, LLC, including its voting membership interest and preferred capital account. Bryanston has agreed to transfer such interests and release the Company from all claims in exchange for additional shares of the special preferred stock in the liquidation amount of $13,942,000. The agreement also grants the Company the option at any time, without notice, to purchase or redeem all or any portion of (i) the preferred stock issued to Bryanston, Tollman and Hundley as described above, at a price equal to the liquidation value, plus accrued dividends to the date of redemption and (ii) subject to shareholder approval, Bryanston's common stock at a price of $2.12 per share. This agreement covers all the newly issued preferred stock and all 2,326,857 shares of common stock currently owned by Bryanston. In lieu of any such purchase or redemption in cash, the Company has the right to purchase or redeem the common shares and preferred shares as a whole or part at any time, upon the delivery of a promissory note to each party
in an amount equal to the aggregate par amount of the common stock and preferred stock owned by such party, plus in the case of the Preferred Shares, interest accrued to the date of redemption. Such Promissory Note is to be unsecured, bear interest at the rate of 7% per annum, and is payable in fixed installments commencing on January 15, 2004 through maturity on January 15, 2006. Each such Promissory Note is to be subordinate to the Bank Note and will be callable by the Company at any time, without notice, at par plus accrued interest. The Company has also entered into a similar agreement to redeem 66,000 shares of the Company's common stock from Beatrice Tollman at a price of $2.12 per share. Bryanston and Beatrice Tollman have also granted a three year, irrevocable proxy to vote all of the common shares subject to the agreement, with full powers of substitution and revocation, to Robert Berman, the Company's Chief Executive Officer.




Item 7. Financial Statements and Exhibits
(i) Exhibits

     99.1 Recapitalization Agreement by and between Alpha Hospitality Corporation, Alpha Monticello, Inc., Bryanston Group, Inc., Stanley Tollman, Beatrice Tollman and Monty Hundley and
          attachments; and
     99.2 Restructuring   Agreement  between  Alpha   Hospitality
          Corporation and Societe Generale and it attachments including 16% Note due June 30, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 11, 2002                   ALPHA HOSPITALITY CORPORATION
                                                  (Registrant)

                                            By: /s/  Scott A. Kaniewski
                                                     Scott A. Kaniewski
                                                     Chief Financial Officer

                                                        EXHIBIT 99.1

                   RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT is made and entered into this 10th day of December, 2002, by and between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), ALPHA MONTICELLO, INC., a Delaware corporation and a wholly owned subsidiary of the Company ("Alpha"), BRYANSTON GROUP, INC., a Georgia corporation ("BG"), STANLEY TOLLMAN, BEATRICE TOLLMAN and MONTY HUNDLEY (together with BG, Stanley Tollman and Beatrice Tollman, the "Stockholders").
                            RECITALS

WHEREAS, BG is the owner of 2,326,857 shares of common stock, $.01 par value per share (the "Common Stock") and Beatrice Tollman is the owner of 66,000 shares of Common Stock (the "Stockholder Shares");
WHEREAS, BG is the holder of a note issued to it by the Company with an unpaid balance of $1,570,126 (the "BG Note") and the Company is indebted to each of Stanley Tollman and Monty Hundley for $1,528,167 and $266,667, respectively, for unpaid compensation (together with the BG Note, the "Stockholder Debt"); WHEREAS, BG is the holder of a membership interest in Catskill Development L.L.C., a New York limited liability company ("Catskill Development");
WHEREAS, the Company desires to reconstitute its capital structure through (i) the issuance of a newly created series of redeemable preferred stock in full satisfaction of the Stockholder Debt, (ii) being granted the option to repurchase the Stockholder Shares and (iii) acquiring, in exchange for additional such preferred stock, BG's ownership interests in Catskill Development, in each case subject to the terms and conditions set forth herein ((i), (ii) and (iii) above are referred to collectively herein as the "Recapitalization"); and WHEREAS, the Stockholders desire (i) to receive the newly created series of preferred stock in exchange for the Stockholder Debt and the interests in Catskill Development, and (ii) the opportunity to receive a redemption price for the Stockholder Shares that currently represents a significant premium on the Common Stock's most recent closing bid price.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

recapitalization
        Closing. The Closing under this Agreement (the "Closing") shall be held simultaneously with the execution of this
Agreement.  Such  date  on  which  the  Closing  is  to  be  held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, at 10:00 A.M. on such date, or at such other time and place as the Company, Alpha and the Stockholders may agree upon in writing.

   Creation of Preferred Stock. A Certificate of Designation, setting forth the designation, preferences and other rights and qualifications of a new series of preferred designated Series E Preferred Stock (the "Preferred Stock"), in the form attached hereto as Exhibit A, has been filed with the Secretary of State of the State of Delaware and the Company has authorized the issuance and sale of up to 1,730,697 shares of such Preferred Stock.

   Purchase of Membership Interests and Amendment of Catskill Operating Agreement. BG hereby irrevocably sells, assigns and transfers all of its rights, title and interests in and to Catskill Development, including its Voting Membership and
Preferred Capital Account and any other interests which it may have in and to the business and properties of Catskill Development (the "Catskill Interest"), to the Company in exchange for 1,394,200 shares of the Preferred Stock (representing a purchase price of $13,942,000 (the "Catskill Price"). BG agrees to take such further actions and execute and deliver such documents as may be necessary or reasonable to further effectuate and secure such sale, assignment and transfer to the Company and to comply with any regulatory or other government requirements in connection therewith.

  Societe General Restructuring. The Company has restructured its indebtedness to Societe Generale by issuing Societe Generale a new promissory note in the principal amount of $1,600,000.

  Debt Restructuring. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall restructure its indebtedness to certain of the Stockholders by issuing to each of them that number of shares of Preferred Stock set forth opposite such Stockholder's name on Schedule 1.5, which is attached hereto and made a part hereof, in exchange for forgiveness of the Stockholder Debt. At the Closing, the Company shall deliver to each such Stockholder a certificate or certificates, registered in such Stockholder's name as is set forth on Schedule 1.5, representing the number of shares of Preferred Stock being acquired hereunder, against cancellation of their respective obligations. The Stockholders shall acknowledge such cancellation by delivery, as the case may be, by BG of the BG Note and/or by Stanley Tollman and/or Monty Hundley of a letter in the form attached hereto as Exhibit B evidencing forgiveness of the Stockholder Debt.

  Common Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants a three (3) year option in favor of the Company (the "Common Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Common Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Option Shares") and at the purchase price (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Repurchase Price") set forth opposite such Stockholder's name on Schedule 1.6, attached hereto and made a part hereof; provided, however, that the Common Purchase Option shall not become effective until the Company receives stockholder approval of this Agreement. The Common Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Common Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the

Stockholder of a promissory
note, in the form attached hereto as Exhibit C (a "Note"), in the principal amount of the aggregate Common Repurchase Price for the number of shares of Common Stock being repurchased. Payment of the Common Repurchase Price shall be completed within five business days after notice of the exercise of the Common Purchase Option has been delivered to the Stockholder. Upon receipt of the Common Repurchase Price, whether in the form of cash or a Note, then, notwithstanding that any certificates for the shares of Common Option Shares so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Common Option Shares shall immediately cease and terminate.

   All certificates representing any Common Option Shares subject to the provisions of this Agreement shall be delivered to the Company's transfer agent upon closing so that a legend referencing the restrictions imposed by this Agreement can be placed on such certificates.

   Irrevocable Proxy. For three (3) years commencing on the date hereof, each of the Stockholders holding Common Option Shares irrevocably constitutes and appoints Robert Berman, the Company's Chief Executive Officer, or, in the event that Mr. Berman shall become incapacitated or deceased, Scott Kaniewski (the "Designee"), whether or not the Common Option Shares have been transferred into the name of the Designee or his nominee, as such Stockholder's proxy with full power, in the same manner, to the same extent and with the same effect as if such Stockholder were to do the same, in the sole discretion of the Designee, to vote such Common Option Shares, giving such Designee full power of substitution and revocation (the "Proxy"). The Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall be irrevocable and shall survive the death, incapacity, dissolution or liquidation, as the case may be, of any Stockholder. Each Stockholder hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation hereof until such time as this Agreement is no longer in full force and effect.

  Preferred Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants an option in favor of the Company (the "Preferred Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Preferred Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Preferred Option Shares") being issued to him/her/it pursuant to Section 1.3 and/or 1.5 above, for the purchase price of $10.00 per share (the "Preferred Repurchase Price") plus accrued dividends. The Preferred Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Preferred Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the Stockholder of a Note, in the principal amount of the aggregate Preferred Repurchase Price for the number of shares of Preferred Stock being repurchased. Payment of the Preferred Repurchase Price shall be completed within five business days after notice of the exercise of the Preferred Purchase Option has been delivered to the Stockholder. Upon receipt of the Preferred Repurchase Price, then, notwithstanding that any certificates for the shares of Preferred Stock so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Preferred Stock shall immediately cease and terminate. The Stockholders acknowledge that each Note delivered pursuant to this Section 1.8(a) shall be subordinate to the Societe Generale promissory note described in Section 1.4 and that no payments shall be made on any such Note until the Societe Generale promissory note shall have been fully paid and discharged.

   All certificates representing any Preferred Option Shares subject to the provisions of this Agreement shall bear a legend referencing the restrictions imposed by this Agreement.

   Distributions. Notwithstanding the foregoing, the Company shall apply any funds of the Company to be used for repurchases under Sections 1.5 and 1.8 toward the repurchase of the Common Option Shares, pro rata, and then to the repurchase of the Preferred Option Shares, pro rata. In addition, the Company agrees that so long as any of the Preferred Option Shares remain outstanding, no dividends shall be paid and no distributions shall be made from the Net Available Cash Flow of the Company for any purpose other than purchase of the Common Option Shares or the retirement of the Preferred Shares. For purposes of this Agreement, "Net Available Cash Flow" shall mean the net amounts received by the Company in connection with any sale of the Company's business assets after the date hereof, or the issuance of any stock or debt by the Company, or the net amount resulting from any business operation(s) conducted by the Company, but shall not include (i) any amount used or set aside to retire the outstanding promissory note issued by the Company to Societe Generale or (ii) such additional amount, not to exceed $1,000,000 in any calendar year, that the Company shall apply or set aside to apply to the payment of reasonable operating expenses of the Company.


MUTUAL RELEASES
        Release of the Company by the Stockholders. For and in consideration of the promises, agreements and releases provided herein, each of the Stockholders hereby releases and discharges the Company, and any of its managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants,
contracts,       controversies,       agreements,       promises,
variances,     trespasses,    damages,    judgments,     extents,
executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein (or in Section 2.2) shall in any way affect the right of the Stockholders to enforce their rights and remedies under this Agreement.

  Release of Company Affiliates by the Stockholders. The Company agrees to use its best reasonable efforts to obtain releases for the Stockholders from its affiliates in the form of the release contained in Section 2.3. As to each affiliate from which the Company has obtained such a release for  the  benefit  of  the
Stockholders, Stockholders hereby agree to release and discharge such affiliate, and any of their managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. For purposes of this Article II, the term "affiliates" means, without limitation, Catskill Development, Watertone Holdings, LP, a Delaware limited partnership, BKB, LLC, a New
York limited liability company, Americas Tower Partners, a New York general partnership, Monticello Realty L.L.C., a Delaware limited liability company, Alpha Monticello, Inc., a Delaware corporation, Clifford A. Ehrlich, a resident of Sullivan County, New York, Shamrock Strategies, Inc., a Delaware corporation, and Fox Hollow Lane, LLC, a New York limited liability company.

   Release of the Stockholders by the Company. For and in consideration of the promises, agreements and releases provided herein, the Company and its managers, directors, and officers hereby release and discharge the Stockholders and their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Stockholders, their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns the Company ever had, now has or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein shall in any way affect the right of the Company to enforce its rights and remedies under this Agreement.


STOCKHOLDERS Representations and Warranties
Each  of the Stockholders hereby represents and warrants  to  the
Company as follows:
      Organization; No Conflicts. To the extent indicated on the signature pages hereto, such Stockholder is either (i) a corporation duly organized and validly existing under the laws of its state of incorporation or (ii) an individual. Such Stockholder represents that it was not organized for the purpose of making an investment in the Company. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of his/her/its properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Stockholder to perform the obligations hereunder.

   Enforceability. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary individual or corporate action, as appropriate, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

   Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to such Stockholder in order to constitute this Agreement as a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

   Common Stock. Each Stockholder is the record and beneficial owner of all shares of Common Stock set forth opposite such Stockholder's name on Schedule 1.6, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of its Common Stock (other than this Agreement). Moreover, such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Common Stock.

  Investment Representations.

   Such Stockholder is acquiring the Preferred Stock set forth opposite his/her/its name on Schedule 1.5 solely for his/her/its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act of 1933, as amended (the "Securities Act").

          Such Stockholder has such knowledge, experience and skill in business and financial matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Preferred Stock.

          Such Stockholder (i) has received all information that he/she/it deems reasonably necessary to make an informed investment decision with respect to an investment in the Preferred Stock; (ii) has had the opportunity to make such investigation as he/she/it desires regarding the Company and an investment therein and (iii) has had the opportunity to ask questions of representatives of the Company concerning the Company.

          Such Stockholders understands that he/she/it must bear the economic risk of an investment in the Company for an uncertain period of time because (i) the Preferred Stock has not been registered under the Securities Act and applicable state securities laws and (ii) the Preferred Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Stock or an available exemption from registration under the Securities Act, the Preferred Stock must be held indefinitely. In particular, such Stockholder is aware that the Preferred Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. In this connection, such Stockholder represents that he/she/it understands that under Rule 144, the Preferred Stock must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of public current information about the Company) and that, under certain circumstances, the conditions for use of Rule 144 include the availability of public current information about the Company, that sales be effected through a "broker's transaction" or in transactions with a "market maker," and that the number of shares being sold not exceed specified limitations. Such public current information about the Company for purposes of Rule 144 is presently not available, and may not be publicly available in the future.

          Such Stockholder understands that, in addition the legends described above in Article I, the certificates evidencing the Preferred Stock may bear one or all of the following legends:

       "The shares represented by this certificate have not been registered under the United States Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence satisfactory to Sporting Magic, Inc. and its counsel that such registration is not required."

               (i)  Any legend required by any other jurisdiction.

        Broker's Fees. Neither such Stockholder nor any of its stockholders, directors, officers, employees or agents, if any, has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.


ADDITIONAL REPRESENTATIONS AND WARRANTIES
In addition to those representations made by BG in Article III, BG further represents and warrant to the Company as follows:
     Catskill Interest. BG is the record and beneficial owner of the Catskill Interest, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. BG is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of its Catskill Interest (other than this Agreement). Moreover, BG is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Catskill Interest.

COMPANy Representations and Warranties
         Organization; No Conflicts. The Company is duly organized, validly existing and in good standing in its jurisdiction of organization and has all of the requisite power and authority to enter into this Agreement and to assume and perform its obligations hereunder. None of the execution and delivery of this Agreement by the Company,
the   consummation   by   the   Company   of   the   transactions
contemplated hereby or compliance by the Company with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its properties or assets, in each such case except to the extent that any
conflict,    breach,    default   or    violation    would    not
interfere with the ability of the Company to perform the obligations hereunder.

   Power, Authorization and Validity. The Company has the right, power, legal capacity and authority: (a) to carry on its business as now conducted and as proposed to be conducted and (b) subject to stockholder approval of this Agreement, to enter into and perform all of its obligations under this Agreement and all other agreements to which the Company is or will be a party that are required to be executed pursuant to this Agreement (collectively with this Agreement, the "Company Merger Agreements"). The Common Option Shares subject to the Proxy represent a sufficient number of shares to approve and adopt this Agreement.

   Catskill Interest. The Company is authorized to receive the Catskill Interest and exercise all of the rights of BG thereunder in accordance with the terms and conditions of the First Amended and Restated Operating Agreement between the members of Catskill Development, dated January 1, 1999.


General Provisions
        Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

   Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

   Governing Law; Venue, Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United State District Court for the Southern District of New York and the Supreme Court of the State of New York located in the borough of Manhattan over any suit action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (a) any objection that they may now or hereafter have to the venue of such suit, action or proceeding brought in any such court; and (b) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Final judgement in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgement.

  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                    [Signature Page Follows]

[COUNTERPART SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT BETWEEN
ALPHA HOSPITALITY CORPORATION, ALPHA MONTICELLO, INC., BRYANSTON
GROUP, INC., STANLEY TOLLMAN, BEATRICE TOLLMAN AND MONTY HUNDLEY
                    DATED DECEMBER 10, 2002]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed on the date first above written.

                                   THE COMPANY:

                                   ALPHA HOSPITALITY CORPORATION


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   ALPHA

                                   ALPHA MONTICELLO, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   THE STOCKHOLDERS:

                                   BRYANSTON GROUP, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:


                                   ______________________________
                                   ___
                                   Stanley Tollman


                                   ______________________________
                                   ___
                                   Beatrice Tollman


                                   ______________________________
                                   ___
                                   Monty Hundley

                            EXHIBIT A

            CERTIFICATE OF THE DESIGNATIONS, POWERS,
                     PREFERENCES AND RIGHTS
                            OF THE
                    SERIES E PREFERRED STOCK
                   ($.01 par value per share)

                               of

                  ALPHA HOSPITALITY CORPORATION
                     a Delaware Corporation

                           __________

                Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

                           __________

     ALPHA HOSPITALITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 1,730,697 shares, $.01 par value per share, to be designated "Series E Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series E Preferred Stock, which resolution is as follows:

          RESOLVED, that the Certificate of the Designations, Powers, Preferences and Rights of the Series E Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

          1. Designations and Amount. One Million Seven Hundred Thirty Thousand Six Hundred Ninety Seven (1,730,697) shares of the Preferred Stock of the Corporation, $.01 par value per share, shall constitute a class of Preferred Stock designated as "Series E Preferred Stock" (the "Series E Preferred Stock").

          2.   Dividends.

                (a) The holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, a cash dividend at the rate of 8% of the Liquidation Value (or $.80) per annum per share of Series E Preferred Stock (the "Preferred Dividend"), payable only as provided in Section 2(b) hereof. The Preferred Dividend shall accrue and shall be cumulative from the date of initial issuance of such share of Series E Preferred Stock. The amount of the Preferred Dividend that shall accrue for the initial dividend period and for any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                (b) The Preferred Dividend shall be payable (whether or not declared by the Board) upon the effective date of the earliest of a (i) redemption of the Series E Preferred Stock in accordance with Section 6 hereof or (ii) Liquidation (as hereinafter defined).

          3. Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a "Liquidation"), no distribution shall all be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the holders of the Series E Preferred Stock unless, prior thereto, the holders of such shares of Series E Preferred Stock shall have received $10.00 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. For purposes of this Certificate of Designation, each of (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or (2) the consolidation or merger of the Corporation with or into any other corporation, in which the stockholders of the Corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          4.    Rank.  The Series E Preferred Stock  shall  rank,
with respect to the payment of dividends and the distribution  of
assets,  senior  to  all  series  of  any  other  class  of   the
Corporation's Preferred Stock.

          5.    Voting Rights.  The holders of Series E Preferred
Stock shall not be entitled to vote on any matter except as required by law.

          6. Redemption. The Corporation, at the option of the Board, may redeem the whole or any part of the Series E Preferred Stock at any time outstanding, at any time or from time to time, by paying the redemption price of $10.00 per share, plus accrued dividends, in cash or, in its sole discretion, by delivery of a
Note in the form attached hereto as Exhibit A, for each share of Series E Preferred Stock so to be redeemed plus dividends accrued thereon at the date fixed for redemption. In the case of the redemption of only a part of the Series E Preferred Stock at the time outstanding, the Corporation shall select by lot or in such other manner as the Board may determine the shares to be redeemed. The Board shall have full power and authority, subject to the limitations and provisions contained herein, to prescribe the manner in which and the terms and conditions upon which the Series E Preferred Stock shall be redeemed from time to time. If the Board has elected to redeem such Series E Preferred Stock by paying cash and on or before the date fixed by the Board for redemption the funds necessary for such redemption shall have been set apart so as to be and continue to be available therefor, then, notwithstanding that any certificates for the shares of Series E Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Series E Preferred Stock so called for redemption shall immediately on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price therefor, but without interest. None of the Series E
Preferred Stock acquired by the Corporation by redemption or otherwise shall be reissued or disposed of but shall from time to time be retired in the manner provided by law.

          7. No Pre-emptive Rights. No holder of shares of Series E Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, Alpha Hospitality Corporation has caused this Certificate of Designation to be executed this 9th day of December, 2002.


                              ALPHA HOSPITALITY CORPORATION



                              By:
                                 Name:
                                 Title:

                            EXHIBIT B

                   [Letterhead of Stockholder]


                   Certificate of Satisfaction


                                                December   , 2002

Alpha Hospitality Corporation
707 Skokie Boulevard, Suite 600,
Northbrook, IL 60062

Ladies and Gentlemen:

This will confirm that upon receipt by [Full Name of Stockholder] ("Stockholder") of ___ shares of Series E Preferred Stock of Alpha Hospitality Corporation ("Alpha"), such receipt shall serve as full and complete satisfaction of the $[________________] in indebtedness currently due from Alpha to Stockholder.



                                   STOCKHOLDER



                                   By:___________________________

                            EXHIBIT C
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
                  ALPHA HOSPITALITY CORPORATION

                  Subordinated Promissory Note

_________________,                                           2003
$______________

Alpha Hospitality Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value
received,   hereby   promises   to   pay   to   the   order    of
__________________________________ (together with its successors, transferees and assigns, the "Noteholder") the principal sum of _____________________________ (the "Note Amount"), in the amounts and on the dates ("Note Amount Repayment Date") set forth below:
               Date                       Amount
    (1 Year Anniversary of      (13.33% of the Note
    Note)                       Amount)
    (18 Month Anniversary of    (17.78% of the Note
    Note)                       Amount)
    (2 Year Anniversary of      (22.22% of the Note
    Note)                       Amount)
    (30 Month Anniversary of    (26.67% of the Note
    Note)                       Amount)
    (3 Year Anniversary of      (20.00% of the Note
    Note)                       Amount)

Interest. The Issuer further promises to pay interest on the unpaid Note Amount from the date hereof until the Note is paid in full (whether at maturity or prepayment), payable on each Note Amount Repayment Date, at the simple interest rate of seven percent (7%) per annum.
Prepayment. The Issuer may at its option, at any time or from time to time, prepay this Note (and accrued interest), in whole or in part, without premium or penalty. Any such optional prepayment shall be applied to reduce the unpaid Note Amount installments, in direct order of maturity (such that the Note Amount next due shall be repaid first).
     Issuer Register. The Issuer shall keep a register at its principal place of business (the "Register") in which it shall enter the Noteholder's name and address as set forth above. For the purpose of paying principal and any interest on this Note, the Issuer shall be entitled to rely on the name and address in the Register.
Transfer. This Note is neither assignable nor transferable by the Noteholder without the Issuer's prior written consent.
No Waiver. No failure by the Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Acceleration.  In case one or more of the following events
       ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
        failure by the Issuer to pay all or any part of the Note Amount within ten (10) business days after the same shall become due and payable; or

  failure by the Issuer to pay all or any part of the interest on the Note within ten (10) business days after the same shall become due and payable; or

   the Issuer becomes the subject of any voluntary bankruptcy, insolvency or similar proceeding, or any involuntary bankruptcy, insolvency or similar proceeding not stayed or dismissed within sixty (60) days of filing, then:  (i) except in the case of an Event of Default specified in
Section 6(c) hereof, the Noteholder, by notice in writing to the Issuer, may declare the aggregate Note Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable and (ii) if an Event of Default specified in Section 6(c) occurs, the Note Amount shall become and be immediately due and payable without any declaration or other act on the part of the Noteholder.

No Action. The Issuer shall not by any action, including, without limitation, amending its certificate of incorporation through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Noteholder against impairment.
Costs; Expenses. Should the Noteholder initiate an action to enforce the provisions of this Note, then the prevailing party in such action, as determined by the court, agency, tribunal or other body with jurisdiction over the action, shall be reimbursed its reasonable fees and out-of-pocket expenses of counsel in connection with such action.
Amendment. This Note may only be amended by a written instrument or instruments executed by both the Issuer and the Noteholder.
Senior Debt. This Note shall be senior to all existing and future indebtedness of the Issuer other than indebtedness created pursuant to that certain promissory note issued by the Issuer to Societe Generale on December 9, 2002 for the principal sum of $1,600,000.
Waivers. The Issuer hereby waives any requirements of demand, presentment for payment, notice of dishonor, notice of protest and protest.
Governing Law; Forum. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without reference to the choice of laws provisions thereof. Any action, suit or proceeding initiated by any party hereto against any other party hereto under or in connection with this Note shall be brought in any state or federal court in the State of New York. Each party hereto submits itself to the exclusive jurisdiction of any such court, waives any claims of forum non conveniens and agrees that service of process may be effected on it by the means by which notices are to be given pursuant to this Note.
Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgment of receipt by the addressee or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices. Notices to the Noteholder must be given to its last known address appearing on the Register and notices to the Issuer must be given at its principal place of business. Any party may furnish, from time to time, other addresses for notices to it.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

                         ALPHA HOSPITALITY CORPORATION

                              By:________________________________
                              _
                                   Name:
                                   Title:

                          SCHEDULE 1.5


  Debtholder        Debt Being      Number of Shares of
                     Forgiven       Preferred Stock to be
                    at Closing      Issued at Closing
Bryanston           $1,570,126         157,013
Group, Inc.
Stanley Tollman     $1,528,167         152,817
Monty Hundley       $  266,667          26,667

                          SCHEDULE 1.6

  Stockholder     Common       Number of      Principal Amount of
                Repurchase   Common Option     Notes to be Issued
                   Price         Shares         Upon Exercise of
                                                     Option
Bryanston          $2.12        2,326,857       $4,932,937
Group, Inc.
Beatrice           $2.12           66,000         $139,920
Tollman

                                                     Exhibit 99.2
                     RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (the "Restructuring Agreement"), dated as of December 9, 2002, is between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), and SOCIETE GENERALE, a bank organized under the laws of France (the "Investor").
                      W I T N E S S E T H :

WHEREAS, (x) on February 8, 2000, the Investor acquired for a purchase price of $4,000,000, 4,000 shares of the Company's Series D Preferred Stock having an aggregate face amount of $4,000,000 and certain warrants to purchase the Company's common stock and (y) on July 31, 2000, the Investor acquired for a purchase price of $1,250,000, $1,250,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 and certain warrants to purchase the Company's common stock; WHEREAS, as of the date hereof approximately $1,295,000 aggregate face amount of the Company's Series D Preferred Stock is outstanding (inclusive of approximately $215,000 of accrued dividends thereon) (the "Series D Preferred") and approximately $1,032,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 is outstanding (inclusive of approximately $88,000 of accrued interest thereon) (the "Convertible Notes") and all of the warrants originally issued to the Investor remain outstanding;
WHEREAS, the Investor has alleged that certain defaults have occurred with respect to the Company's obligations in respect of the Series D Preferred and the Convertible Notes;
WHEREAS, certain significant changes have occurred with respect to the Company's business and operations and representatives of the Company have advised the Investor that the Company currently has a need to reduce its total indebtedness in order to meet the requirements to remain listed on certain securities exchanges and that a restructuring of the Investor's investment in the Series D Preferred and the 4% Convertible Notes are critical to achieving that objective;
WHEREAS, the Company has advised the Investor that it is desirous of restructuring its investment in the Series D Preferred and the Convertible Notes in accordance with the terms set forth in this Restructuring Agreement in exchange for the receipt of the waiver granted by the Investor set forth herein, the exchange of the Investor's current holdings of Series D Preferred and the Convertible Notes for a newly issued note of the Company and certain cash payments by the Company to the Investor and the Investor has agreed to accept such offer subject to the terms set forth in this Restructuring Agreement.
NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

       DEFINITIONS
        Certain Definitions.  For purposes of this Agreement, the
following    terms   shall   have   the   following    respective
meanings:

"Affiliate"  of  a Person means another Person that  directly  or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.
"Commission"  means  the  United States Securities  and  Exchange
Commission.
"Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "Material Adverse Effect" has the meaning set forth in Section 2.01.
"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
"SEC Reports" means, collectively, the Company's Annual Report on Form 10-K for the year ended December 31, 2001, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 and the Company's Current Reports on Form 8-K filed with the Commission during the calendar year 2002.

ISSUANCE OF NOTES; PAYMENT OF CASH;
       CANCELLATION OF EXISTING SECURITIES
        Agreement to Issue Notes and Make Cash Payment and Consideration Therefor. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue to the Investor its 16% Note due June 30, 2003 in substantially the form set forth as Exhibit A hereto in the principal amount of $1,600,000
(the "New Note") and to pay the Investor the sum, in immediately available funds of $50,000 and in consideration therefor, the Investor hereby agrees to deliver to the Company for cancellation the Series D Preferred, and the Convertible Notes and to irrevocably waive any claims with respect to its holdings of the
Series D Preferred and the Convertible Notes as set forth herein.

   Closing.  The closing of the transaction set forth in  Section
2.01 (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Restructuring Agreement by the parties hereto. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing and shall constitute  a
condition to the consummation of the Closing: (i) the Company shall execute, issue and deliver a certificate evidencing the 16% Notes Due June 30, 2003 to be issued to the Investor; (ii) the Company shall deliver to the Investor by wire transfer of immediately available funds the amount of $50,000, (iii) the Investor shall deliver to the Company certificates represents the Series D Preferred Stock and the Convertible Notes for cancellation; (iv) the Company shall pay the fees and expenses of Jones, Day, Reavis & Pogue of $10,000 by wire transfer of immediately available funds and (v) the Company shall deliver to the Investor a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, among other confirmations contained therein, (a) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and the consummation of the transactions contemplated this Restructuring Agreement, which authorization shall be in full force and effect on and as of the date of such certificate,
(b) confirming the accuracy of the representations and warranties of the Company contained in this Restructuring Agreement and (c) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any document for or on behalf of the Company. This Agreement shall not be effective, however, until the Company shall have delivered to the Investor a copy of the Recapitalization Agreement, executed by Bryanston Group, Inc. ("Bryanston"), the Company and certain other parties (the "Recapitalization Agreement"), which agreement shall provide for the discharge of any existing indebtedness of Bryanston and such other parties owed by the Company, in form and substance satisfactory to the Investor and shall be in full force and effect as of the date of delivery thereof, it being understood that any obligations under such Recapitalization Agreement will be subordinate to the New Note and it being further understood that the representations and warranties of the Company in this Restructuring Agreement and the New Note shall give effect to the Recapitalization Agreement.


REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As a material inducement to the Investor to execute this Restructuring Agreement and consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Investor that on and as of the date hereof:
      Organization and Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary for it to own its material properties and assets and to carry on its material business as it is now being conducted (and as, to the extent described therein, described in the SEC Reports). The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, and to
execute,  deliver  and  perform   its
obligations under, each of the Transaction Documents (a "Material Adverse Effect").

   Securities of the Company. The authorized and outstanding Capital Stock of the Company is as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. The New Note has been duly and validly authorized. When issued against delivery of the consideration therefor as provided in this Restructuring Agreement, the New Note will be validly issued and will constitute a valid and enforceable obligation of the Company, enforceable against the Company in accordance with its terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). The issuance of the New Note is not subject to any preemptive rights, rights of first refusal or other similar limitation. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

   Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of the Restructuring Agreement and the New Note, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Restructuring Agreement and the New Note and consummate the transactions contemplated by each of the Restructuring Agreement and the New Note. No other corporate proceedings on the part of the Company are necessary, and no consent of the shareholders of the Company is required, for the valid execution and delivery by the Company of the Restructuring Agreement and the New Note and the performance and consummation by the Company of the transactions contemplated by each of the Restructuring Agreement and the New Note. The Company has duly executed the Restructuring Agreement and the New Note. Assuming the due execution of the Restructuring Agreement by the Investor, the Restructuring Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with each of its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

  No Violation; Consents.

(a) The execution, delivery and performance by the Company of the Restructuring Agreement and the New Note and the consummation of the transactions contemplated thereby do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

(b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Restructuring Agreement and the New Note or the consummation by the Company of any of the transactions contemplated thereby to be performed by it except for those consents or authorizations previously obtained and those filings previously made.
      Solvency; No Default. (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the Closing will be, Solvent (as defined below). "Solvent" means that, as of the date of determination, (i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company expects to have sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

(b) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default under or in violation of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
      SEC Reports; Financial Condition; No Adverse Changes. (a) The audited consolidated financial statements of the Company and the related notes thereto as at December 31, 2001 reported on by Friedman, Alpren & Green, LLP, independent accountants, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein. The unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows at and for the period ended September 30, 2002 (such audited and unaudited consolidated financial statements, collectively, the "Financial Statements"), present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein, subject to normal year-end adjustments with respect to the September 30, 2002 financial statements. The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the
Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Since September 30, 2002 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company except as set forth in Schedule 3.06(a) hereof.

(b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) other than immaterial ordinary course accruals, except as set forth in
Schedule 3.06(a) hereof.
(c) Since September 30, 2002 there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 3.06(a) hereof.
(d) After giving effect to the transactions contemplated by this Agreement and the Recapitalization Agreement, the Company will have no indebtedness other than the New Note. The liabilities of the Company other than as contemplated by Section 3.06(b) hereof, has not materially increased from the amounts set forth in the unaudited financial statements referenced in Section 3.06(a) hereof.
      Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those listed on Exhibit 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

   No Litigation. No litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated that, if determined adversely, would (after taking into consideration any reasonably expected insurance recovery with respect thereto), have a Material Adverse Effect on the Company or relates to or would otherwise impact the consummation of the transactions contemplated by this Restructuring Agreement.

    Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

   Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

   Disclosure. The representations and warranties of the Company in the Restructuring Agreement and, as of the respective dates of filing thereof, the statements contained in the SEC Reports do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since September 30, 2002, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but that has not been so publicly disclosed except as set forth in Schedule 3.06(a) hereof. The Company hereby acknowledges that the Investor is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the matters contemplated by the Restructuring Agreement and will be relying thereon.


COVENANTS OF THE COMPANY
        Restriction  on  Incurrence  of  Indebtedness  and  Other
Limitation.

(a) The Company (or any of its subsidiaries) will not issue or incur any indebtedness (or guarantee or otherwise become liable, directly or indirectly, whether contingent or otherwise, for obligations of any Person) prior to the payment in full of the New Note, unless such indebtedness is expressly subordinated to the New Note (pursuant to a subordination agreement executed by the lender in form and substance satisfactory to the Investor) and provides that no cash payments of interest or principal may be made until the New Note is paid in full. The Company (or any of its subsidiaries) may not issue any other security which provides for payment by the Company of cash in any form prior to such time as the New Note is paid in full or otherwise repurchase, retire, acquire, defease, redeem or otherwise in any manner directly or indirectly make any cash payments (whether as interest, dividends, principal or otherwise) in respect of any security (whether or not outstanding as of the date hereof) until the New Note is paid in full.
(b) Neither the Company nor any of its subsidiaries will distribute cash or assets other than in the ordinary course of business, provided that the Company or any of its subsidiaries may transfer assets provided that the net cash proceeds received therefrom are applied to repay the New Note. In addition to the foregoing, neither the Company nor any of its subsidiaries may transfer cash or assets to Affiliates other than in connection with transactions in the ordinary course entered into on an arms-length basis. Neither the Company nor any of its subsidiaries will create or permit to exist any liens on any of its or its subsidiaries' properties which are not in existence as of the date of this Restructuring Agreement. Neither the Company nor any of its Significant Subsidiaries (as defined in the New Note) will consolidate or merge with or into any other Person.

MISCELLANEOUS
        Arms Length Negotiation. Each of the Company and the Investor acknowledge and agree that the terms of this Restructuring Agreement and the New Note and were negotiated in good faith and on an arms length basis and that each party has freely entered into this transaction based upon its own independent evaluation of the transaction and has received such financial, legal and other professional advice as it deems appropriate in
connection  with  the  foregoing.   The  language  used  in  this
Restructuring Agreement and the New Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

   Waiver by Investor and the Company. The Investor agrees that, upon consummation of the Closing and assuming the accuracy of the representations and warranties of the Company made in this Restructuring Agreement, it irrevocably waives any and all actions, suits, claims and demands whatsoever it had, has or may ever have against the Company and its officers, directors, employees and agents in connection with its acquisition, ownership and disposition of the Series D Preferred and the Convertible Notes and any and all matters relating to such securities. The Company agrees that, upon consummation of the Closing, it irrevocably waives any and all actions, suits, claims and demands whatsoever it had, has or ever may have against the Investor and its officers, directors, employees and agents in connection with its acquisition, ownership and disposition of the Series D Preferred and the Convertible Notes and any and all matters relating to such securities.

  Press Releases and Disclosure. No party hereto shall issue any press release or make any other public disclosure related to this Restructuring Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the
requirements of applicable law or stock exchange rules.   If  any
such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text
for  such  disclosure that is satisfactory to all  parties.   The
Company has advised the Investor that it intends to file a Form 8-K with the Commission in substantially the form contained in
Schedule 3.06(a) hereof and to issue a press release announcing such filing and the Investor consents to the foregoing.

   Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Alpha Hospitality Corporation, 707 Skokie Boulevard, Suite 600, Northbrook, IL 60062, Attention: Scott Kaniewski, Facsimile No.: (847) 418-3805, and (ii) if to the Purchaser: c/o SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Francois Barthelemy, Facsimile No.: (212) 278-5466, with copies (which shall not constitute notice) to: Jones,
Day,  Reavis & Pogue, 222 E. 41st St., New York, New York  10017,
Attention: J. Eric Maki, Esq., Facsimile No. (212) 755-7306. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

   Entire Agreement. This Agreement (together with the New Note and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

   Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   Assignment; No Third Party Beneficiaries. The Restructuring Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, on the one hand, or the Investor, on the other hand, without the prior written consent of the other party hereto; provided that the Investor may assign or delegate its rights, duties and obligations hereunder to any Affiliate of the Investor. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

   Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

  Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

   Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

    Jurisdiction;Venue. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York located in the borough of Manhattan over any suit, action or proceeding arising out of or relating to this Restructuring Agreement or the New Note. Each party hereby irrevocably waives to the fullest extent permitted by law (a) any objection that they may now hereafter have to the venue of such suit, action or proceeding brought in any such court and (b) any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              ALPHA HOSPITALITY CORPORATION


                              By:

                              Name:
                              Title:

                              SOCIETE GENERALE


                              By:

                              Name:
                              Title: Authorized Signatory

                  ALPHA HOSPITALITY CORPORATION

                   16% NOTE DUE JUNE 30, 2003

THIS  NOTE  HAS NOT BEEN REGISTERED UNDER THE SECURITIES  ACT  OF
1933 (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
                                                  U.S. $1,600,000

FOR VALUE RECEIVED, Alpha Hospitality Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, hereby promises to pay to Societe Generale, or its registered assigns (the "Holder"), the principal sum of $1,600,000 pursuant to the amortization schedule set forth on the reverse hereof, and to pay interest on the unpaid principal amount of this Note in the manner set forth on the reverse hereof from the date of execution of this Note set forth below at the rate of 16% per annum. Reference is hereby made to the further provisions set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth in this place.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:     December     , 2002               ALPHA HOSPITALITY
CORPORATION

                              By: _______________________________
                              Name:
                              Title:

                       - REVERSE OF NOTE -


  1. ISSUANCE. This Note is a duly authorized issue of the Company designated as its 16% Note Due June 30, 2003 in an original aggregate principal amount of $1,600,000.
  2. INTEREST. The Company shall pay interest on the outstanding principal amount of this Note at the rate of 16% per annum, computed based on a 360-day year consisting of twelve 30-day months. Interest on this Note will accrue from the date of this Note set forth on the front of this Note until the payment in full of the principal amount hereof has been made in accordance with the provisions hereof. Interest on this Note shall be payable in arrears as set forth in Section 3 hereof.
  3.   PRINCIPAL.     (A)  The payment of the principal on this
Note shall be due in such amounts and on such payment dates
(each, a "Payment Date") as follows: (i) $400,000 shall be due and payable on February 28, 2003, (ii) $400,000 shall be due and payable on March 31, 2003 and (iii) $800,000 shall be due and payable on June 30, 2003. Accrued interest on the outstanding principal amount of this Note shall also be due and payable on each Payment Date. Interest will accrue on overdue payments of principal and interest at the rate of 16% per annum.
               (B) The Company shall at any time have the option to make a prepayment (a "Prepayment") of all but not less than all of the principal amount due on any Payment Date (together with interest accrued to the date of such Prepayment). If the amount of any Prepayment shall be less than the entire outstanding principal amount of this Note (plus accrued interest thereon), such Prepayment shall be applied against the next scheduled payment or payments due in chronological order. In addition, in the event of a Prepayment, the Company shall be entitled to a reduction of the principal amount payable (but not of the amount of accrued interest relating thereto) as follows:
(x) as to the principal amount due on the February 28, 2003 Payment Date, a reduction of 5% of the principal amount otherwise payable if such payment is made by January 15, 2003, (y) as to the principal amount due on the March 31, 2003 Payment Date, a reduction of 10% of the principal amount otherwise payable if such payment is made by January 15, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made by February 28, 2003, and (z) as to the principal amount due on the June 30, 2003 Payment Date, a reduction of 15% of the principal amount otherwise payable if such payment is made by February 28, 2003, a reduction of 10% of the principal amount otherwise payable if such payment is made between March 1, 2003 and March 31, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made between April 1, 2003 and May 31, 2003. In the event of a Prepayment of less than the entire outstanding principal amount of this Note, accrued interest with respect to the remaining outstanding principal amount will be payable on each scheduled Payment Date as completed by Section 3(A) above.

  4. RANKING. This Note constitutes senior unsecured indebtedness of the Company, ranks pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and ranks senior in right of payment to all subordinated indebtedness of the Company. As of the date of this Note set forth on the front of this Note, the Company does not have, and prior to payment in full of this Note the Company may not incur, guarantee or otherwise become liable for, directly or indirectly, whether contingent or otherwise, indebtedness ranking pari passu in right of payment with this Note or secured by assets of the Company or any of its subsidiaries.
  5.   EVENTS OF DEFAULT.
     (a)  An "Event of Default" under this Note occurs if:

          1. the Company defaults in the payment of the principal of or interest on this Note when due and any such default continues for a period of 3 days;
          2. the Company fails to comply in any material respect with any of its agreements in this Note (other than those referred to in clause (1) above) or the provisions of the Restructuring
Agreement, and such failure continues for 15 days after the notice specified below (provided that the Company shall be entitled to such cure period only if it timely delivers to the Holder such notice specified below);
          3. indebtedness of the Company or any subsidiary of the Company that, as of the date of this Note or at any subsequent time, constitutes a "significant subsidiary" as defined under Securities and Exchange Commission Regulation S-X and, as of the date of this Note or at any subsequent time, taken alone, has a net worth of at least $500,000 (a "Significant Subsidiary") is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds
$100,000 and such default continues for 5 days after the notice specified below;
4. the Company or any Significant Subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

            1.   commences a voluntary case or proceeding;
            2. consents to the entry of an order for relief against it in an involuntary case or proceeding;
            3. consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or
            4.   makes a general assignment for the benefit of its creditors;
          or
            5. takes any comparable action under any foreign laws relating to insolvency;
          5. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;
            (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

            (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          6. any final judgment or decree for the payment of money in excess of $500,000 (to the extent not covered by insurance) is rendered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 5 days after the notice specified below.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     A default under clause (2), (3) or (6) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."
     The Company shall deliver to the Holder of this Note, within 5 days after the occurrence thereof, written notice of any event that with the giving of notice, the lapse of time or both would become an Event of Default under clause (2), (3) or (6) above, its status and what action the Company is taking or proposes to take with respect thereto.

      (b) If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable, and upon such declaration an amount equal to 125%, of the entire outstanding principal amount of this Note and 100% of such interest shall be immediately due and payable. If an Event of Default specified in clause (4) or (5) above occurs, the entire outstanding principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.
  6. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.
  7. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.
  8. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.
  9. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 707 Skokie Boulevard, Suite 600, Northbrook, IL 60062, Facsimile No.: xxxxxxx, Attention: Scott Kaniewski (or to such other address of which notice has been given to the Holder in writing), and (ii) the Holder of this Note, to such Holder at its last address furnished to the Company in writing. Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.
  10.  WAIVER.
      (a) The Company hereby waives, except as provided herein, presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

      (b) Any waiver by the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

UNENFORCEABLE  PROVISIONS.   If any provision  of  this  Note  is
invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.